UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 26, 2010
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           The Board of Directors of Supertel Hospitality, Inc. (the “Company”) on August 26, 2010 appointed Richard A. Frandeen as a member of the Board of Directors and as a member of the Compensation Committee.  Mr. Frandeen has over 40 years of banking and real estate experience.  His experience includes financing a wide variety of commercial real estate including hotel, office, retail, multifamily, senior housing and industrial projects.  He retired from the First National Bank of Omaha in December 2009 after 14 years as senior vice president in charge of the bank’s commercial real estate division.  Mr. Frandeen is a graduate of Yale University.  Directors receive an annual retainer of $20,000.  Additionally, directors receive $1,000 per meeting attended in person and $500 per telephonic meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: August 26, 2010	By: /s/ Kelly A. Walters
Name: Kelly A. Walters
Title: President and Chief Executive Officer